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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                February 12, 2002
                Date of Report (Date of earliest event reported)

                                   ACTV, INC.
             (Exact name of registrant as specified in its charter)


Delaware                           001-10377                     94-2907258
(State or other                 (Commission File                (IRS Employer
jurisdiction of                     Number)                  Identification No.)
incorporation)

                        233 PARK AVENUE SOUTH, 10TH FLOOR
                            NEW YORK, NEW YORK 10003
          (Address of principal executive offices, including zip code)

                                 (212) 497-7000
              (Registrant's telephone number, including area code)

                        225 PARK AVENUE SOUTH, 18th FLOOR
                            NEW YORK, NEW YORK 10003
          (Former name or former address, if changed since last report)
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ITEM 5. OPEN MARKET PURCHASE OF SHARES BY ACTV, INC. FOR ACTV, INC.'s 401(k)
        PLAN.

                  Pursuant to the terms of the 401(k) plan (the "Plan") maintained by ACTV, Inc. (the "Company"), the Company may make contributions to the Plan that relate to each employee's 401(k) salary deferrals during a calendar year ("Company Contribution"). For years prior to 2001, the Company issued new stock to the Plan as its Company Contribution. The Board of Directors has authorized the Company to obtain the Company Contribution to the Plan for calendar year 2001 by a repurchase of shares of the Company's common stock on the open market. As a result, the Company intends to purchase up to a total of 150,000 shares of the Company's common stock on the open market. All shares purchased will be contributed by the Company as its 2001 Company Contribution to the Plan.

                  The Company intends to comply with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, which provides a safe harbor exemption for repurchases by any issuer of its common stock on the open market.

                  The Company will make such repurchases of its common stock using working capital funds. The full expense relating to the contemplated Company Contribution for calendar year 2001 was accrued by the Company and included in the Company's Consolidated Statement of Operations for the period ended September 30, 2001, as filed with the U.S. Securities and Exchange Commission on Form 10-Q.

                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  ACTV, INC.


                                                  By: /s/ DAVID REESE
                                                      --------------------------
                                                      David Reese
                                                      Chief Executive Officer

Dated: February 12, 2002


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